Exhibit 99.1

Mastercard Announces Leadership Transition

•	Ajay Banga, President and Chief Executive Officer, to become Executive Chairman of the Board of Directors January 1, 2021

•	Michael Miebach, Chief Product Officer, to become Chief Executive Officer and a member of the Board of Directors on January 1, 2021 and, as part of the transition, to become President March 1, 2020

•	Richard Haythornthwaite to retire as Chairman January 1, 2021

•	Merit Janow to become Lead Independent Director January 1, 2021

Purchase, N.Y. – February 25, 2020 – Mastercard (NYSE: MA) today announced that Ajay Banga, President and Chief Executive Officer, will transition to the role of Executive Chairman of the Board of Directors of Mastercard Incorporated on January 1, 2021. Mastercard’s Board unanimously elected Michael Miebach, Chief Product Officer, to become Chief Executive Officer and a member of the Board of Directors on January 1, 2021 and, as part of the transition, he will become President of the company, effective March 1, 2020. As President of the company, Miebach will oversee the sales, marketing, products, services and technology organizations.

“As the company moves into this next phase of growth, we have a deep leadership bench--with Michael at the helm--to take us to the next level,” said Banga. “He has a proven track record of building products and running businesses globally. Over his career, Michael has held leadership positions in Europe, the Middle East and Africa and in the U.S. across payments, data, banking services and technology. During the course of Michael’s 10 years at Mastercard, he has been a key architect of our multi-rail strategy--including leading the acquisition of Vocalink and the pending transaction with Nets--to address a broader set of payment flows. He’s also a visionary who kickstarted much of the work behind our financial inclusion journey. I am excited to continue working closely with Michael and supporting Mastercard’s success when I become Executive Chairman.”

“It has been a privilege to be a part of Mastercard’s transformation as a company,” continued Banga. “Thanks to the efforts of the entire leadership team, we are well-positioned for future success as we continue to embrace emerging and new technologies, making every device a device of commerce. We’ve built a growth-oriented mindset and operated with a sense of urgency, delivering a 13% compound annual revenue growth from 2009 through 2019, and an ~16X increase in our stock price during my tenure with the company1. Driven by disciplined organic and inorganic investments, we have enhanced our technology, data and analytics, and cyber-security capabilities, while also building our position in real-time payments. These efforts have diversified our revenue base and expanded our addressable market. And, the partnerships we’ve developed with governments around the world continue to open doors for operating locally in key markets. All of this has been enabled by our brand and, most importantly, by our incredible people.”

“Mastercard has outstanding people, leading technology and tremendous potential. I am honored to have the opportunity to lead this great company with a team by my side that is

1 MA stock price of $20.26 at August 31, 2009 vs. $324.67 at February 24, 2020

second to none,” said Miebach. “I’ve dedicated the last decade of my career to payment innovation and will continue to evolve and execute Mastercard’s strategy. I would like to thank the Board of Directors for their confidence and trust, and I am excited to continue to partner with Ajay, our leadership team and all of our employees to build solutions that address the current and future needs of the ecosystem as well as pursue new growth opportunities for our company.”

Mastercard’s current Chairman, Richard Haythornthwaite, will retire from the Board after more than a decade of exceptional service when Banga assumes the role of Executive Chairman.

“On behalf of the Board of Directors, I thank Ajay for his outstanding leadership and commitment to Mastercard. We will continue to benefit from his experience and expertise,” Haythornthwaite said. “Ajay has led the strategic and cultural transformation that has enabled the company to thrive. Michael shares the values Ajay fostered and has played a pivotal role in the company’s transformation. The Board has full confidence in Michael’s leadership, experience and capabilities to build on the extraordinary platform developed under the leadership of Ajay and his predecessors.”

Current Board member, Merit Janow, Dean of the faculty of Columbia University’s School of International and Public Affairs (SIPA), was unanimously elected by the Board to become Lead Independent Director on January 1, 2021. She will continue to serve as Chair of the Nominating and Corporate Governance Committee when Haythornthwaite retires. Janow is a globally recognized expert in international trade and investment with extensive experience in government and regulatory bodies. Her career and public board service provide significant insights on technology innovation and digital matters, including cybersecurity. She joined the Board in 2013.

“I would like to thank Rick for his many contributions to Mastercard. He has been instrumental to our growth, leading us through important milestones, including our IPO. I’m grateful for the relationship we have built – one of trust, friendship and guidance, coupled with clear lines of accountability,” added Banga. “Merit brings a wealth of expertise to the table and I look forward to continuing to work closely with her as Lead Independent Director.”

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Conference Call Details

At 9:00 a.m. ET today, the company will host a 30-minute conference call focused on today’s organizational announcement and will not be discussing business performance at this time. The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.), with passcode 3994894. A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 3994894. A live audio webcast of this call can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.

About Mastercard Incorporated (NYSE: MA), www.mastercard.com

Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this Release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Mastercard’s s future prospects, developments and business strategies. Please see a complete discussion of these risk factors in Part I, Item 1A - Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2019. Our forward-looking statements speak only as of the date of this press release or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Contacts:

Investor Relations: Warren Kneeshaw, investor.relations@mastercard.com, 914-249-4565

Communications: Jennifer Erickson, jennifer.erickson@mastercard.com, 914-249-1284